UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2004

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

520 Marquette Avenue, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On June 10, 2004, the Company entered into an agreement to earn a 70% interest, subject to a 2% royalty and 2% diamond royalty, in 5 mining claims covering approximately 3,200 acres in the McFaulds Lake area of northern Ontario currently held under option by Hawk Precious Minerals Inc. (“Hawk”). Hawk assigned all of its rights, interest and commitments contained in an Option Agreement (“Option”) with Richard Nemis “In Trust” (“Nemis”) dated May 12, 2004 to the Company. Because of the potential conflict of interests described below, the transaction was approved by all of the disinterested directors of the Company.

The Option will require the Company to make cash payments of Cdn$60,000 (Cdn$30,000 which was paid on June 10, 2004 and a further Cdn$30,000 due on or before November 1, 2004), issue 200,000 shares of its non-registered common stock on or before November 1, 2004 and pay the exploration expenditures of Cdn$200,000 (Cdn$100,000 each due by November 1, 2004 and May 1, 2005).

H. Vance White, who is a director and the chief executive officer of the Company, and Walter Brooks, a director of the Company, are also officers, directors and significant shareholders’ of Hawk. Hawk, through its wholly owned subsidiary, Hawk Precious Minerals USA, Inc. is a significant shareholder of Wits Basin common stock.

The foregoing is qualified in its entirety by reference to the Assignment of Option Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K; and such exhibit is incorporated herein by reference. In addition, the Company is attaching as Exhibit 99.1 a Press Release dated June 10, 2004, with respect to the Option Agreement, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not required

(b) Not required

(c) Exhibits

Exhibit	Description of Document

10.1	Assignment of Option Agreement between and by Wits Basin Precious Minerals Inc., Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated June 10, 2004.

10.2	Option Agreement between Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated May 12, 2004.

99.1	Press Release dated June 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: June 14, 2004	By:	/s/ Mark D. Dacko

Mark D. Dacko Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document

10.1	Assignment of Option Agreement between and by Wits Basin Precious Minerals Inc., Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated June 10, 2004.

10.2	Option Agreement between Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated May 12, 2004.

99.1	Press Release dated June 10, 2004.